UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

TIMIOS NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4601 Fairfax Drive, Suite 1200
Arlington, VA 22203
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 22, 2013, Timios National Corporation (the “Company”) entered into an indemnification agreements with certain of its officers and directors (the “Agreement”). The Company’s Board of Directors approved the form of Agreement and selected the directors and officers with whom to enter into the Agreement in accordance with the Company’s Amended and Restated Certificate of Incorporation and Bylaws, as amended.

The Agreement requires the Company, among other things, to indemnify the director or officer to “the fullest extent” permitted by law, including, among other things, specified expenses and liabilities, such as attorneys’ fees, judgments, fines and settlements paid by the indemnitee in connection with any action, suit or proceeding arising out of the indemnitee’s status or service as the Company’s director or officer, and to advance expenses incurred by the indemnitee in connection with any proceeding against the indemnitee with respect to which the indemnitee may be entitled to indemnification by the Company.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                                   Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIMIOS NATIONAL CORPORATION

	By:	/s/ Michael T. Brigante
	Name:	Michael T. Brigante
	Title:	Chief Financial Officer

Date: August 22, 2013

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